UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  Apr 18, 2005

EDGETECH SERVICES INC.

(formerly Secure Enterprise Solutions Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

501 Santa Monica Blvd, Suite 601

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

(310) 857-6666

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1

Item 8.01 – Other Events

Edgetech Started Its Buy Back Program.

Santa Monica. September 8, 2005. Edgetech Services, Inc. (OTC BB: EDGH). On June 1, 2005 Edgetech announced that it has setup a share buyback plan to purchase up to 20 Million common shares.

On September 8, 2005, Edgetech started to implement its share buy back program by acquiring stock on the open market. Edgetech will continue its buy back program in the future at management discretion.